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                                                                   Exhibit 21

                 ALPHABETICAL LIST OF WHOLLY-OWNED SUBSIDIARIES
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        Anguilla Hotel Management, Inc.
        Brewster Wholesale Corporation
        Charterhouse of Cambridge Trust
        Florida Sonesta Corporation
        Hotel Corporation of America
        Hotel Corporation of Georgia
        Key Biscayne Land Corporation
        Newo Aruba N.V.
        P.R. By Design, Inc.
        Royal Sonesta, Inc.
        S.I.A. Advertising, Inc.
        Sonesta Beach Resort Limited Partnership
        Sonesta Charitable Foundation, Inc.
        Sonesta Coconut Grove, Inc.
        Sonesta Costa Rica, S.A.
        Sonesta Curacao Hotel Corporation, N.V.
        Sonesta Hotels of Anguilla Limited
        Sonesta Hotels of Florida, Inc.
        Sonesta Hotels of Mississippi, Inc.
        Sonesta International Hotels Limited:
        Hotel Corporation of America (Bermuda) Limited
        Port Royal Company, Limited
        Sonesta Licensing Corporation
        Sonesta Louisiana Hotels Corporation
        Sonesta of Massachusetts, Inc.
        Sonesta Middle East Hotel Corporation
        TBD, Inc.